Exhibit 99.1

NEWS RELEASE	Embarq Corporation 5454 West 110th Street Overland Park, KS 66211 embarq.com

Investor Relations Contact:

Trevor Erxleben, 866-591-1964

investorrelations@embarq.com

Media Contact:

Debra Peterson, 913-323-4881

debra.d.peterson@embarq.com

EMBARQ Posts Solid Third Quarter Results Highlighted by

Strong Cash Flow and Continued Revenue Growth in

High-Speed Internet, Data and Wireless

Company Improves 2007 Capital Spending Outlook

and Reaffirms Other Forecast Measures

Overland Park, KS – November 1, 2007 – EMBARQ (NYSE: EQ) today announced results for the third quarter of 2007, which were highlighted by strong free cash flow and continued progress toward Telecommunications revenue growth. The company reported total revenues of $1.59 billion, operating income of $363 million and diluted earnings per share of $1.01. Third quarter results were unfavorably impacted by $33 million, or $0.13 per diluted share, in severance charges related to recent workforce reductions, and $4 million of non-recurring spin-off related expenses.

“We were pleased with the continued growth in average revenue per household and our strong free cash flow performance during the quarter, so we are reaffirming our recently improved forecast for the year,” said Dan Hesse, EMBARQ Chairman and Chief Executive Officer. “We intend to build on these results, continue to improve the efficiency and effectiveness of our operations and fortify our long-term competitive position.”

Third Quarter Highlights

•	Average revenue per household increased 7% compared to the year-ago period, the largest increase on record.

•	High-speed Internet revenue grew 27% year-over-year.

•	Data revenue grew 8% year-over-year.

•	Free cash flow increased by $77 million year-over-year to $330 million.

•	The company improved its 2007 outlook for capital expenditures and reaffirmed other forecast measures.

Embarq Corporation (NYSE: EQ) Page 1 of 15

Financial Results

EMBARQ reported total net operating revenues of $1.594 billion for the third quarter of 2007, a decrease of 0.7% sequentially and 0.7% from the year-ago period. Third quarter Telecommunications segment revenues declined 0.6% compared to the previous quarter and 0.5% year-over-year to $1.473 billion. Within Telecommunications, growth in high-speed Internet, data and wireless revenues partially offset a decline in voice revenue. Revenue for the Logistics segment was $121 million, a decrease of 1.6% compared to the second quarter and 3.2% below the year-ago period.

Operating income results for the third quarter were negatively impacted by $33 million of severance expenses and $4 million of non-recurring spin-off charges. The company also reported that dilution related to its wireless business was $21 million in the period. Due in part to these items, third quarter consolidated operating income decreased by 9.3% from the previous quarter and 0.8% from the year-ago period to $363 million.

The $33 million severance charge in the third quarter arose from the company’s decision to close two call centers and reduce staffing in several functional areas. An additional severance charge of more than $20 million is expected in the fourth quarter. In 2008, the company expects to realize recurring expense savings of approximately $75 million.

Capital Expenditures and Cash Flow

Capital expenditures were $195 million in the third quarter, including $2 million of non-recurring spin-off related capital spending.

Free cash flow before dividends was $330 million in the quarter, compared to $253 million in the prior year period. The increase was driven primarily by lower capital spending and working capital requirements, partially offset by lower operating income and a $75 million contribution to the company’s defined benefit pension plan. Year-to-date, the company has generated free cash flow of $687 million.

As a result of the strong cash flow generated during the period, EMBARQ reduced its net debt by $246 million to $5.86 billion. In addition, the company paid a third quarter dividend of $0.625 per share.

Subscriber Results

EMBARQ reported a decline of 126,000 access lines in the third quarter. The company added 60,000 high-speed Internet subscribers, bringing the total to over 1.2 million at quarter end. The company’s wireless business grew by 19,000 subscribers, reaching 108,000 at quarter end. Video net additions totaled 12,000 and the company ended the quarter with 190,000 of its customers subscribing to video services.

2007 Outlook

EMBARQ improved its 2007 outlook for capital expenditures, due partly to the slowdown in residential construction. The company reaffirmed other expectations provided on July 26, 2007. Current expectations for the year are as follows:

•	Access lines are expected to decline at a low-to-mid 6% rate, consistent with the company’s prior forecast.

•	Telecommunications segment revenues are expected to be $5.87 to $5.92 billion, which is also unchanged from previous expectations.

Embarq Corporation (NYSE: EQ) Page 2 of 15

2007 Outlook (continued)

•	Consolidated operating income is expected to be $1.51 to $1.56 billion, consistent with the previous outlook.

•

The company’s operating income guidance includes approximately $30 million of non-recurring spin-off expenses, approximately $80 million of wireless dilution, and depreciation of approximately $1.06 billion.

•	The outlook for operating income does not include the $33 million severance charge EMBARQ reported this quarter or the more than $20 million in severance the company expects to report next quarter.

•

Capital expenditures are expected to be approximately $840 million, including approximately $15 million of non-recurring spin-off related capital spending. Previously the company expected capital spending of approximately $865 million, including $15 million of non-recurring spin-off related capital spending.

GAAP and ‘As Adjusted’ Reporting

EMBARQ’s reported results under generally accepted accounting principles (GAAP) for periods prior to its May 2006 spin-off from Sprint Nextel do not reflect certain items that are included in its GAAP reporting for periods subsequent to the spin-off. (These items are described in more detail in the “Financial Measures” section on page 4.) Accordingly, the company’s pre spin-off GAAP results are not fully comparable to its post spin-off GAAP results.

The company’s as adjusted basis of reporting reflects the current composition of its business for all periods prior and subsequent to its spin-off. Thus, as adjusted results are provided to help investors evaluate trends in the company’s performance.

Reconciliations between EMBARQ’s GAAP and as adjusted results are provided in Schedule 5.

Conference Call

On Thursday, November 1, 2007 EMBARQ will hold a conference call beginning at 4:30 p.m. EDT. Dial-in numbers for the conference call are (866) 245-2310 (U.S. and Canada) and (706) 679-0843 (International). The code required to access the call is 17792767. Please plan to dial-in at least five minutes before the scheduled start time. A simultaneous audio webcast of the call and a downloadable presentation will be available at www.embarq.com/investors.

For those unable to participate live, a replay of the call will be available until November 16, 2007 by dialing (800) 642-1687 (U.S. and Canada) or (706) 645-9291 (International) as well as at www.embarq.com/investors. The accompanying presentation will also be archived and available for download at this website.

Embarq Corporation (NYSE: EQ) Page 3 of 15

Cautionary Statement

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements relating to EMBARQ’s outlook or expectations for earnings, revenues, expenses, depreciation and amortization, asset quality, access line declines, customer growth, or other future financial or business performance, strategies or expectations. The words “estimate,” “plan,” “project,” “forecast,” “expect,” “intend,” “anticipate,” “believe,” “seek,” “target,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements reflect management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer retention, pricing, operating costs, technology, and the economic and regulatory environment. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include: economic, competitive, regulatory, technological, capital market and other factors, and the risks that are described in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” contained in EMBARQ’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (SEC) and in EMBARQ’s other filings with the SEC.

Forward-looking statements speak only as of the date they were made, and EMBARQ undertakes no obligation to update or revise any forward-looking statements in light of new information or future events. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this release. EMBARQ is not obligated to publicly update or news release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this news release.

Financial Measures

For periods prior to and including May 17, 2006, the date of EMBARQ’s spin-off from Sprint Nextel, reported operating income reflects the combined performance of the specific legal entities that were spun-off from Sprint Nextel in accordance with GAAP. The reported information for these entities prior to and including the date of separation does not include certain items that are reflected in EMBARQ’s reported operating income for periods subsequent to May 17, 2006. These items primarily consist of the following:

•

In-territory consumer and business long distance customers transferred to Embarq by Sprint Nextel, as well as certain in-territory equipment and professional service customers transferred to Sprint Nextel by Embarq; and

•	Other assets and liabilities related to ongoing business operations transferred to Embarq by Sprint Nextel.

In order to facilitate a comparison of EMBARQ’s historical operating performance to its performance subsequent to the spin-off, Schedule 5 provides an as adjusted view of EMBARQ’s quarterly operating income for 2006, including reconciliations to GAAP. The as adjusted financial information assumes the spin-off from Sprint Nextel had occurred on January 1, 2006 and includes the items described above. The as adjusted financial information is a non-GAAP measure and should be considered in addition to, but not as a substitute for, the information contained in the company’s financial reporting.

Embarq Corporation (NYSE: EQ) Page 4 of 15

Selected Financial Data (Unaudited) – Current Period Results Compared to Prior Year

	3Q-07	3Q-06	Fav/(Unfav)
Consolidated
Voice	$1,051	$1,109	($58)	-5.2%
Data	195	180	15	8.3%
High-speed Internet	124	98	26	26.5%
Wireless	15	3	12	400.0%
Other services	61	64	(3)	-4.7%

Service revenues	1,446	1,454	(8)	-0.6%

EMBARQ Logistics	121	125	(4)	-3.2%
Other product	27	27	—	0.0%

Product revenues	148	152	(4)	-2.6%

Net Operating Revenues	1,594	1,606	(12)	-0.7%
Operating Expenses
Cost of services	417	438	21	4.8%
Cost of products	149	145	(4)	-2.8%
Selling, general and administrative	405	390	(15)	-3.8%
Depreciation	260	267	7	2.6%

Total Operating Expenses	1,231	1,240	9	0.7%

Operating Income	$363	$366	($3)	-0.8%
Interest expense	108	116	8	6.9%
Other expense (income), net	(2)	(5)	(3)	-60.0%

Income Before Taxes	$257	$255	$2	0.8%
Income tax expense	100	95	(5)	-5.3%

Net Income	$157	$160	($3)	-1.9%

Diluted Earnings Per Share	$1.01	$1.06	($0.05)	-4.8%

	3Q-07	3Q-06	Fav/(Unfav)
Telecom
Voice	$1,051	$1,109	($58)	-5.2%
Data	195	180	15	8.3%
High-speed Internet	124	98	26	26.5%
Wireless	15	3	12	400.0%
Other services	61	64	(3)	-4.7%

Service revenues	1,446	1,454	(8)	-0.6%
Product revenues	27	27	—	0.0%

Net Operating Revenues	1,473	1,481	(8)	-0.5%
Operating Expenses
Cost of services	417	436	19	4.4%
Cost of products	41	31	(10)	-32.3%
Selling, general and administrative	393	379	(14)	-3.7%
Depreciation	257	265	8	3.0%

Total Operating Expenses	1,108	1,111	3	0.3%

Operating Income	$365	$370	($5)	-1.4%

	3Q-07	3Q-06	Fav/(Unfav)
Logistics
Net Operating Revenues	121	125	(4)	-3.2%
Operating Expenses
Cost of services & products	108	116	8	6.9%
Selling, general and administrative	12	11	(1)	-9.1%
Depreciation	3	2	(1)	-50.0%

Total Operating Expenses	123	129	6	4.7%

Operating Income	($2)	($4)	$2	50.0%

Embarq Corporation (NYSE: EQ) Page 5 of 15

Selected Financial Data (Unaudited) – Current Period Results Compared to Prior Quarter

	3Q-07	2Q-07	Fav/(Unfav)
Consolidated
Voice	$1,051	$1,071	($20)	-1.9%
Data	195	188	7	3.7%
High-speed Internet	124	121	3	2.5%
Wireless	15	11	4	36.4%
Other services	61	63	(2)	-3.2%

Service revenues	1,446	1,454	(8)	-0.6%

EMBARQ Logistics	121	123	(2)	-1.6%
Other product	27	28	(1)	-3.6%

Product revenues	148	151	(3)	-2.0%

Net Operating Revenues	1,594	1,605	(11)	-0.7%
Operating Expenses
Cost of services	417	404	(13)	-3.2%
Cost of products	149	142	(7)	-4.9%
Selling, general and administrative	405	395	(10)	-2.5%
Depreciation	260	264	4	1.5%

Total Operating Expenses	1,231	1,205	(26)	-2.2%

Operating Income	$363	$400	($37)	-9.3%
Interest expense	108	111	3	2.7%
Other expense (income), net	(2)	—	2	N/A

Income Before Taxes	$257	$289	($32)	-11.1%
Income tax expense	100	113	13	11.5%

Net Income	$157	$176	($19)	-10.8%

Diluted Earnings Per Share	$1.01	$1.15	($0.14)	-11.7%

	3Q-07	2Q-07	Fav/(Unfav)
Telecom
Voice	$1,051	$1,071	($20)	-1.9%
Data	195	188	7	3.7%
High-speed Internet	124	121	3	2.5%
Wireless	15	11	4	36.4%
Other services	61	63	(2)	-3.2%

Service revenues	1,446	1,454	(8)	-0.6%
Product revenues	27	28	(1)	-3.6%

Net Operating Revenues	1,473	1,482	(9)	-0.6%
Operating Expenses
Cost of services	417	404	(13)	-3.2%
Cost of products	41	33	(8)	-24.2%
Selling, general and administrative	393	387	(6)	-1.6%
Depreciation	257	262	5	1.9%

Total Operating Expenses	1,108	1,086	(22)	-2.0%

Operating Income	$365	$396	($31)	-7.8%

	3Q-07	2Q-07	Fav/(Unfav)
Logistics
Net Operating Revenues	121	123	(2)	-1.6%
Operating Expenses
Cost of services & products	108	109	1	0.9%
Selling, general and administrative	12	8	(4)	-50.0%
Depreciation	3	2	(1)	-50.0%

Total Operating Expenses	123	119	(4)	-3.4%

Operating Income	($2)	$4	($6)	N/A

Embarq Corporation (NYSE: EQ) Page 6 of 15

Definitions

Net Debt is consolidated debt, including current maturities, less cash and equivalents. This non-GAAP measure should be used in addition to, but not as a substitute for the information provided in the balance sheets and statements of cash flows. EMBARQ believes that Net Debt provides useful information about its capacity to reduce debt and improve its capital structure.

Reconciliation of Non-GAAP measure - Net Debt

	September 30, 2007	June 30, 2007	Change
Current maturities	$99	$54	$45
Long-term debt	5,774	6,069	(295)
Less: Cash and Equivalents	(10)	(14)	4

Net Debt	$5,863	$6,109	$(246)

Free Cash Flow is defined as the change in cash and equivalents less cash provided or used by financing activities. This non-GAAP measure should be used in addition to, but not as a substitute for the information provided in the statement of cash flows. EMBARQ believes that Free Cash Flow provides useful information about the cash generated from core operations and its ability to fund dividends, scheduled debt maturities and other financing activities.

Reconciliation of Free Cash Flow

	QTD	QTD	YTD
	September 30, 2006	September 30, 2007	September 30, 2007
Change in cash and equivalents	$(16)	$(4)	$(43)
Less: Net cash used by financing activities	269	334	730

Free Cash Flow	$253	$330	$687

Average Revenue per Household is calculated by dividing consumer revenues by average primary consumer access lines. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. EMBARQ believes Average Revenue per Household provides useful information concerning the success of its bundling initiatives and performance in attracting and retaining high value customers.

HSI Average Revenue per Subscriber is calculated by dividing high-speed Internet revenues by average high-speed Internet subscribers. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. EMBARQ believes HSI Average Revenue per Subscriber provides useful information concerning the appeal of its high-speed Internet pricing plans and performance in attracting and retaining high value customers.

About EMBARQ

Embarq Corporation (NYSE: EQ), headquartered in Overland Park, Kansas, offers a complete suite of communications services. The company has approximately 19,000 employees and operates in 18 states. EMBARQ is included in the S&P 500.

For consumers, EMBARQ offers an innovative portfolio of services that includes reliable local and long distance home phone service, high-speed Internet, wireless, and satellite TV from DISH Network® — all on one monthly bill. For businesses, EMBARQ has a comprehensive range of flexible and integrated services designed to help businesses of all sizes be more productive and communicate with their customers. This service portfolio includes local voice and data services, long distance, Business Class DSL, wireless, enhanced data network services, voice and data communication equipment and managed network services.

For more information, visit embarq.com.

Embarq Corporation (NYSE: EQ) Page 7 of 15

Embarq Corporation

Consolidated Statements of Operations

($ in millions, except per share amounts)

(unaudited)

Schedule 1

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net Operating Revenues
Service revenues	$1,446	$1,454	$4,358	$4,250
Product revenues	148	152	430	496

Net operating revenues	1,594	1,606	4,788	4,746
Operating Expenses
Cost of services	417	438	1,238	1,183
Cost of products	149	145	418	454
Selling, general and administrative	405	390	1,204	1,212
Depreciation	260	267	794	759

Total Operating Expenses	1,231	1,240	3,654	3,608

Operating Income	363	366	1,134	1,138
Interest expense	108	116	328	203
Other (income) expense, net	(2)	(5)	(2)	(13)

Income Before Taxes	257	255	808	948
Income tax expense	100	95	315	358

Net Income	$157	$160	$493	$590

Basic Earnings Per Share (1)	$1.02	$1.07	$3.25	$3.96

Basic weighted average shares (1)	152.8	149.2	151.6	149.1
Diluted Earnings Per Share (1)	$1.01	$1.06	$3.21	$3.93

Diluted weighted average shares (1)	154.5	150.5	153.5	150.1

(1)

Basic and diluted earnings per share and weighted average shares outstanding have been presented on as adjusted basis for the nine months ended September 30, 2006. Shares outstanding and dilution effects at the spin-off date of May 17, 2006 were assumed to be outstanding at January 1, 2006.

Embarq Corporation (NYSE: EQ) Page 8 of 15

Embarq Corporation

Consolidated Balance Sheets

($ in millions)

Schedule 2

	September 30, 2007	December 31, 2006
	(unaudited)
Assets
Cash and equivalents	$10	$53
Accounts receivable, net	672	660
Inventories	160	179
Prepaid expenses and other current assets	150	131

Total current assets	992	1,023
Property, plant and equipment, net	7,761	7,988
Prepaid pension asset	58	—
Other non-current assets	60	80

Total non-current assets	7,879	8,068

Total assets	$8,871	$9,091

Liabilities and stockholders' equity
Current maturities	$99	$37
Accounts payable	407	503
Accrued payroll & benefits	183	198
Accrued taxes	169	164
Deferred revenue	206	211
Accrued interest	136	52
Other current liabilities	131	99

Total current liabilities	1,331	1,264
Long-term debt	5,774	6,421
Postretirement and other benefit obligations	336	685
Deferred income taxes	1,104	1,039
Other non-current liabilities	204	150

Total non-current liabilities	7,418	8,295
Stockholders' equity
Common stock	2	1
Treasury stock, at cost	—	—
Paid in capital	(246)	(414)
Retained earnings	529	308
Accumulated other comprehensive income (loss)	(163)	(363)

Total stockholders' equity	122	(468)

Total liabilities and stockholders' equity	$8,871	$9,091

Embarq Corporation (NYSE: EQ) Page 9 of 15

Embarq Corporation

Consolidated Statements of Cash Flows

($ in millions)

(unaudited)

Schedule 3

	Nine Months Ended September 30,
	2007	2006
Operating Activities
Net income	$493	$590
Depreciation	794	759
Deferred and uncertain income tax provisions	(18)	(36)
Provision for losses on accounts receivable	67	40
Stock-based compensation expense	46	9
Net losses (gains) on sales of assets	(7)	(12)
Other, net	32	27
Changes in assets and liabilities:
Accounts receivable	(72)	(39)
Inventories and other current assets	(17)	27
Accounts payable and other current liabilities	(24)	341
Noncurrent assets and liabilities, net	(67)	(25)

Net cash provided by operating activities	1,227	1,681

Investing Activities
Capital expenditures	(566)	(709)
Proceeds from construction reimbursements	7	8
Proceeds from sales of assets	19	30

Net cash used by investing activities	(540)	(671)

Financing Activities
Changes in debt, net	(582)	1,393
Net cash paid to Sprint Nextel associated with the spin off	—	(2,208)
Dividends paid to stockholders	(271)	(75)
Common stock issued	95	10
Dividends paid to Sprint Nextel	—	(194)
Other, net	28	(5)

Net cash used by financing activities	(730)	(1,079)

Change in cash and equivalents	(43)	(69)
Cash and equivalents at beginning of period	53	103

Cash and equivalents at end of period	$10	$34

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Embarq Corporation

Operating Statistics - As Adjusted* (unaudited)

(Revenues in millions; lines and subscribers in thousands)

(* Note: As adjusted is a non-GAAP measure. See Schedule 5 for a reconciliation to GAAP.)

Schedule 4

	3Q-07 (1)	2Q-07 (1)	1Q-07 (1)	2006	4Q-06 (1)	3Q-06 (1)	2Q-06	1Q-06
Service and Product Revenues
Voice	$1,051	$1,071	$1,084	$4,519	$1,120	$1,109	$1,129	$1,161
Data	195	188	189	716	183	180	178	175
High-speed Internet	124	121	116	393	108	98	95	92
Wireless	15	11	9	7	4	3	—	—
Other	61	63	60	248	57	64	61	66

Service revenues	1,446	1,454	1,458	5,883	1,472	1,454	1,463	1,494

EMBARQ Logistics	121	123	109	530	115	125	138	152
Other	27	28	22	106	30	27	29	20

Product revenues	148	151	131	636	145	152	167	172

Net operating revenues	$1,594	$1,605	$1,589	$6,519	$1,617	$1,606	$1,630	$1,666

Operating Unit Revenues
Consumer	$665	$675	$682	$2,726	$671	$668	$686	$701
Business	391	385	384	1,522	381	389	379	373
Wholesale	417	422	414	1,741	450	424	427	440

Telecommunications	1,473	1,482	1,480	5,989	1,502	1,481	1,492	1,514
EMBARQ Logistics	121	123	109	530	115	125	138	152

Net operating revenues	$1,594	$1,605	$1,589	$6,519	$1,617	$1,606	$1,630	$1,666

Access Lines
Consumer	4,345	4,461	4,588		4,659	4,731	4,835	4,970
Business	2,049	2,054	2,065		2,059	2,069	2,074	2,079
Wholesale	171	176	184		190	198	208	219

Total	6,565	6,691	6,837		6,908	6,998	7,117	7,268

Average Revenue per Household
Consumer revenue	$665	$675	$682		$671	$668	$686	$701
Average primary consumer access lines	4,076	4,180	4,261		4,316	4,384	4,482	4,571

Monthly revenue per average HH	$54.38	$53.83	$53.35		$51.82	$50.79	$51.02	$51.12

High-speed Internet Lines
Consumer	1,017	963	916		838	763	690	625
Business	160	154	149		142	135	127	121
Wholesale	39	39	39		37	35	32	31

Total	1,216	1,156	1,104		1,017	933	849	777

HSI Average Revenue per Subscriber
High-speed Internet revenue	$124	$121	$116		$108	$98	$95	$92
Average HSI subscribers	1,186	1,130	1,061		975	891	813	735

Monthly revenue per average subscriber	$34.85	$35.69	$36.44		$36.92	$36.66	$38.95	$41.72

Wireless Subscribers
Consumer	98	81	65		44	21	4	—
Business	10	8	6		4	3	1	—

Total	108	89	71		48	24	5	—

Entertainment Subscribers	190	178	170		162	146	131	109

(1)	As Embarq completed the spin-off from Sprint-Nextel on May 17, 2006, periods subsequent to the second quarter 2006 represent GAAP results

Embarq Corporation (NYSE: EQ) Page 11 of 15

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Year Ended December 31, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$4,346	$172	$—	$—	$1	$4,519
Data	706	6	—	—	4	716
High-speed Internet	393	—	—	—	—	393
Wireless	7	—	—	—	—	7
Other	270	(22)	—	—	—	248

Service revenues	5,722	156	—	—	5	5,883

EMBARQ Logistics	530	—	—	—	—	530
Other	111	(5)	—	—	—	106

Product revenues	641	(5)	—	—	—	636

Net operating revenues	$6,363	$151	$—	$—	$5	$6,519
Operating Expenses
Cost of services	1,594	73	—	—	1	1,668
Cost of products	598	(4)	—	—	—	594
Selling, general and administrative	1,600	35	—	(52)	1	1,584
Depreciation	1,027	—	—	38	—	1,065

Total Operating Expenses	4,819	104	—	(14)	2	4,911
Operating Income	$1,544	$47	$—	$14	$3	$1,608

Operating Unit Revenues
Consumer	$2,590	$136	$—	$—	$—	$2,726
Business	1,492	28	—	—	2	1,522
Wholesale	1,751	(13)	—	—	3	1,741

Telecommunications	5,833	151	—	—	5	5,989
EMBARQ Logistics	530	—	—	—	—	530

Net operating revenues	$6,363	$151	$—	$—	$5	$6,519

Capital Expenditures	$923	$—	$—	$67	$—	$990

Embarq Corporation (NYSE: EQ) Page 12 of 15

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Quarter Ended June 30, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,073	$56	$—	$—	$—	$1,129
Data	174	2	—	—	2	178
High-speed Internet	95	—	—	—	—	95
Wireless	—	—	—	—	—	—
Other	68	(7)	—	—	—	61

Service revenues	1,410	51	—	—	2	1,463

EMBARQ Logistics	138	—	—	—	—	138
Other	31	(2)	—	—	—	29

Product revenues	169	(2)	—	—	—	167

Net operating revenues	$1,579	$49	$—	$—	$2	$1,630
Operating Expenses
Cost of services	367	23	—	—	—	390
Cost of products	149	(1)	—	—	—	148
Selling, general and administrative	403	13	—	(18)	—	398
Depreciation	254	—	—	13	—	267

Total Operating Expenses	1,173	35	—	(5)	—	1,203
Operating Income	$406	$14	$—	$5	$2	$427

Operating Unit Revenues
Consumer	$642	$44	$—	$—	$—	$686
Business	369	9	—	—	1	379
Wholesale	430	(4)	—	—	1	427

Telecommunications	1,441	49	—	—	2	1,492
EMBARQ Logistics	138	—	—	—	—	138

Net operating revenues	$1,579	$49	$—	$—	$2	$1,630

Capital Expenditures	$265	$—	$—	$47	$—	$312

Embarq Corporation (NYSE: EQ) Page 13 of 15

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Quarter Ended March 31, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,044	$116	$—	$—	$1	$1,161
Data	169	4	—	—	2	175
High-speed Internet	92	—	—	—	—	92
Wireless	—	—	—	—	—	—
Other	81	(15)	—	—	—	66

Service revenues	1,386	105	—	—	3	1,494

EMBARQ Logistics	152	—	—	—	—	152
Other	23	(3)	—	—	—	20

Product revenues	175	(3)	—	—	—	172

Net operating revenues	$1,561	$102	$—	$—	$3	$1,666
Operating Expenses
Cost of services	378	50	—	—	1	429
Cost of products	160	(3)	—	—	—	157
Selling, general and administrative	419	22	—	(34)	1	408
Depreciation	238	—	—	25	—	263

Total Operating Expenses	1,195	69	—	(9)	2	1,257
Operating Income	$366	$33	$—	$9	$1	$409

Operating Unit Revenues
Consumer	$609	$92	$—	$—	$—	$701
Business	353	19	—	—	1	373
Wholesale	447	(9)	—	—	2	440

Telecommunications	1,409	102	—	—	3	1,514
EMBARQ Logistics	152	—	—	—	—	152

Net operating revenues	$1,561	$102	$—	$—	$3	$1,666

Capital Expenditures	$184	$—	$—	$20	$—	$204

Embarq Corporation (NYSE: EQ) Page 14 of 15

Embarq Corporation

Supplemental Cash Flow Data

($ in millions)

(unaudited)

Schedule 6

Quarter Ended September 30, 2007

Operating Activities
Net income	$157
Depreciation	260
Deferred and uncertain income tax provisions	34
Provision for losses on accounts receivable	30
Stock-based compensation expense	16
Net losses (gains) on sales of assets	—
Other, net	10
Changes in assets and liabilities:
Accounts receivable	(46)
Inventories and other current assets	13
Accounts payable and other current liabilities	122
Noncurrent assets and liabilities, net	(74)

Net cash provided by operating activities	522

Investing Activities
Capital expenditures	(195)
Proceeds from construction reimbursements	2
Proceeds from sales of assets	1

Net cash used by investing activities	(192)

Financing Activities
Changes in debt, net	(250)
Dividends paid to stockholders	(97)
Common stock issued	7
Other, net	6

Net cash used by financing activities	(334)

Change in cash and equivalents	(4)
Cash and equivalents at beginning of period	14

Cash and equivalents at end of period	$10

Embarq Corporation (NYSE: EQ) Page 15 of 15